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                                                       Exhibit C2

NEES ENERGY, INC.
Statement of Cash Flows
(Thousands of Dollars)
For the Twelve Months Ended June 30, 1998
(Unaudited, Subject to Adjustment)


Operating activities:
  Net income/(loss)                                      ($12,587)

  Adjustments to reconcile net income/(loss) to net cash provided by operating activities:

     Depreciation and amortization                            390
     Deferred federal and state income taxes                 (725)
     Undistributed loss in subsidiary                       4,420
     (Increase) decrease in accounts receivable and
     Unbilled revenue                                      (2,429)
     (Increase) decrease in inventory                      (2,539)
     (Increase) decrease in prepaid and other
       current assets                                         102
     Increase (decrease) in accounts payable                1,635
     Increase (decrease) in accrued liabilities               322
     Other, net                                             2,601
                                                         --------
Net cash  provided by (used in) operating activities       (8,810)
                                                         --------

Investing activities:
  Fixed asset expenditures                                   (176)
  Investment in Weatherwise                                  (440)
  Investment in AllEnergy Marketing Co.,L.L.C.             (8,208)
  Acquisition of Northeastern Fuels fixed assets           (3,350)
                                                         --------
Net cash used in investing activities                     (12,174)
                                                         --------


Financing Activities:
  Subordinated notes payable to parent-issues              33,762
  Decrease in short-term debt                              (1,000)
                                                         --------
Net cash provided by financing activities                  32,762
                                                         --------

Net increase (decrease) in cash and cash equivalents       11,778


Cash and cash equivalents at beginning of period               28
                                                         --------
Cash and cash equivalents at end of period               $ 11,806
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